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                                                                 EXHIBIT 99.5



                                                             November 9, 1999

     I, Charles Leonard III, hereby consent to the use of my name as a director in the S-1 registration statement of Net Ratings, Inc.

                                                 /S/  CHARLES LEONARD III
                                                 ----------------------------
                                                 Charles Leonard III